Exhibit 10.1

DATED   APRIL 2009

BLUECREST STRATEGIC LIMITED

and

ELETTRA SVILUPPO S.R.L.

and

FOUR RIVERS BIOENERGY INC.

and

BF GROUP HOLDINGS LIMITED

__________________________________________________________

SUBSCRIPTION AND SHAREHOLDERS AGREEMENT

relating to

BF GROUP HOLDINGS LIMITED

__________________________________________________________

Brabners Chaffe Street LLP

55 King Streete

Manchester

M2 4LQ

(Ref: AJH/JKP)

Contents
Clause

1.	Interpretation	1
2.	Subscription	5
3.	Completion	6
4.	Warranties	6
5.	Share Option Plans	7
6.	The Board	8
7.	Transfer of Shares	8
8.	Call Option	9
9.	Effect Of Ceasing To Hold Shares	11
10.	Confidentiality And Announcements	11
11.	Assignment	13
12.	Third Party Rights	13
13.	Agreement Survives Completion	13
14.	Shareholder Obligations And Status Of This Agreement	13
15.	Severance	13
16.	Variation	13
17.	Costs	14
18.	Whole Agreement	14
19.	Notices	14
20.	Accounting, Information and Dividends	15
21.	Further Assurance	16
22.	Counterparts	16
23.	No Partnership	16
24.	Governing Law And Jurisdiction	17

Schedule

Schedule 1		18
Particulars of the Company		18

Schedule 2		19
Particulars of the Subsidiary		19

Schedule 3		25

Schedule 4		26
1.	Share Capital	26
2.	Information Supplied	26
3.	Group Structure	26
4.	Insolvency	26

Schedule 6		30

THIS AGREEMENT is dated the                 day of                          2009

BETWEEN:

(1)

BLUECREST STRATEGIC LIMITED, a company registered in the Cayman Islands under number CR - 126177 whose registered office is at PO Box 309, Ugland House, South Church Street, George Town, Cayman Islands (“BCS”);

(2)

ELETTRA SVILUPPO S.R.L., a company incorporated in the Republic of Italy and registered in Milan (with number 08158391006) whose registered office is at Via Antonio da Recanate, 2, Milan, 20124, Italy (“Elettra” and together with BCS, the “Minority Shareholders”);

(3)

FOUR RIVERS BIOENERGY INC., a corporation incorporated under the laws of the state of Nevada, USA, whose principal place of business is at 1637 Shar-Cal Road, PO Box 1056, Calvert City, Kentucky 42029, USA (“4R”); and

(4)

BF GROUP HOLDINGS LIMITED, a company registered in England and Wales under number 6831250 whose registered office is at 20-22 Bedford Row, London, WC1R 4JS, UK (the “Company”).

RECITALS:

(A)

BCS has incorporated the Company and the Subsidiaries, brief particulars of which are set out in Schedules 1 and 2 respectively.

(B)

Elettra has acquired 625 Ordinary Shares from BCS.

(C)

OpCo has agreed to purchase certain assets from VF pursuant to the Sale and Purchase Agreement.

(D)

PropCo has agreed to purchase certain assets from VF pursuant to the Sale and Purchase Agreement.

(E)

IPCo has agreed to purchase certain assets from VF pursuant to the Sale and Purchase Agreement.

(F)

4R has agreed to subscribe for 42,500 Ordinary Shares on, and subject to, the terms of this agreement.

IT IS AGREED THAT:

1.

Interpretation

1.1

The definitions and rules of interpretation in this clause apply in this agreement and the schedules.

4R’s Solicitors:

Brabners Chaffe Street LLP, 55 King Street, Manchester M2 4LQ;

4R Subsidiary:

a subsidiary of 4R, as defined in section 1159 of the Companies Act 2006;

Articles:

the new articles of association of the Company in the agreed form to be adopted by the Company on or prior to Completion;

BCS’s Solicitors:

Matthew Arnold & Baldwin LLP, 21 Station Road, Watford, Hertfordshire WD17 1HT;

BlueCrest Fund:

any fund or other such activity managed by BlueCrest Capital Management LLP (number OC339259) (or any successor thereto);

Board:

the board of directors of the Company as constituted from time to time;

Business Day:

a day (other than a Saturday, Sunday or public holiday) when clearing banks in the City of London are open for the transaction of normal banking business;

Call Option:

the options granted to 4R by clause 8;

Companies Acts:

the Companies Act 1985 and the Companies Act 2006;

Completion:

completion by the parties of their respective obligations under clause 3;

Completion Date:

the date of this agreement;

Conditions:

the conditions to Completion set out in Schedule 3;

Consideration:

the purchase price for the Option Shares payable by 4R on Option Completion as set out in clause 8.9;

Deed of Adherence:

a deed of adherence in the form set out in Schedule 5;

Director:

a director of the Company from time to time;

Encumbrance:

any mortgage, charge, security interest, lien, pledge, assignment by way of security, equity claim, right of pre-emption, option, covenant, restriction, reservation, lease, trust, order, decree, judgment, title defect (including retention of title claim), conflicting claim of ownership or any other encumbrance of any nature whatsoever (whether or not perfected) other than liens arising by operation of law;

Exercise Notice:

the written notice given in accordance with clause 8.5;

Finance Documents:

the Guarantee and Debenture and the Loan Note Instrument;

Group Companies:

the Company and each and any of its Subsidiaries for the time being and Group Company shall be construed accordingly;

Guarantee and Debenture:

the composite guarantee and debenture between (1) 4R and (2) the Group Companies in the agreed form to be executed by TopFinCo on completion guaranteeing and securing the Loan Notes;

Intellectual Property:

any intellectual or industrial property rights of any nature anywhere in the world including any patent, trade mark, service mark, copyright, database right, design right, registered design, invention, know-how, methodology, process, domain name right, rights in a website’s “look and feel” and any similar right (whether registrable, registered or not) and any application or right to apply for any registration in respect of any such right (in any country) and any renewals and extensions and associated causes of action;

IPCo:

BF IP SPV Limited (company number 6854770), one of the Subsidiaries;

Loan Note Instrument:

the deed in the agreed form to be executed by TopFinCo on completion constituting the Loan Notes;

Loan Notes:

the £2,600,000 guaranteed and secured loan notes to be created by TopFinCo and constituted by the Loan Note Instrument;

OpCo:

Famenco Limited (company number 6768259) one of the Subsidiaries;

Option Completion:

the completion of the exercise of the Call Option as described in clause 8;

Option Shareholder:

a Shareholder which holds any Option Shares at the relevant time;

Option Shares:

all of the Shares held by:-

(a)

BCS;

(b)

Elettra;

(c)

any BlueCrest Fund to which any Shares may have been transferred; and

(d)

any Permitted Transferee of any such person

at Option Completion;

Ordinary Shares:

the ordinary shares of £0.10 each in the capital of the Company, which have the rights set out in the Articles;

Nominee Director:

the Director from time to time appointed by BCS pursuant clause 6.4;

Permitted Transfer:

has the meaning set out in the Articles;

Permitted Transferee:

has the meaning set out in the Articles;

Prime Brokerage Agreement:

any prime brokerage agreement entered into by BCS (or any successor thereto) in the ordinary course of its business;

PropCo:

BF SPV Limited (company number 6785584), one of the Subsidiaries;

Reserved Matters:

the matters listed in Schedule 6;

Resolutions:

the resolutions, in the agreed form, to be passed by the shareholders by shareholders’ written resolution as specified in paragraph 1.2 of Schedule 3;

Sale and Purchase Agreement:

the agreement dated the same date as this agreement between (1) VF (2) Robert Christopher Keyes and Steven Philip Ross (3) Green Park Ventures Limited (in administration) (4) Robert Christopher Keyes and Steven Philip Ross (5) PropCo (6) OpCo (7) BF Holdings SPV Limited (8) IPCo and (9) the Company relating to the sale and purchase of certain assets of VF;

Shareholder:

a holder of Shares who is (or becomes by executing a Deed of Adherence) a party to this agreement;

Shares:

the shares in the capital of the Company from time to time;

Share Option Plan:

one or more management and/or employee incentive schemes to be established by the Company (in the form to be determined by the Company and to which shares in the Company may be allocated in accordance with this agreement);

Share Option Plan (Subsidiaries):  one or more management and/or employee incentive schemes to be established by Subsidiaries (in the form to be determined by the Company and to which shares in such Subsidiaries may be allocated in accordance with this agreement);

Subscription:

the subscription by 4R for the Subscription Shares and referred to in clause 2.1;

Subscription Shares:

the 42,500 new Ordinary Shares to be subscribed for by 4R pursuant to clause 2.1;

Subsidiary:

a subsidiary of the Company, as defined in section 1159 of the Companies Act 2006, brief particulars of which are set out in Schedule 2;

TopFinCo:

BF Group Finance SPV Limited (company number 6854366), one of the Subsidiaries;

VF:

V-Fuels Biodiesel Limited (company number 5402305) (in administration);

Warranties:

the warranties, representations and undertakings given pursuant to clause 4, and references to a particular Warranty are to a warranty statement set out in Schedule 4; and

Warrantors:

means the Company and BCS.

1.2

Clause, schedule and paragraph headings shall not affect the interpretation of this agreement.

1.3

A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality) and that person’s legal and personal representatives, successors and permitted assigns.

1.4

The schedules form part of this agreement and shall have effect as if set out in full in the body of this agreement. Any reference to this agreement includes the schedules.

1.5

A reference to a company shall include any company, corporation or other body corporate, wherever and however incorporated or established.

1.6

Words in the singular shall include the plural and vice versa.

1.7

A reference to one gender shall include a reference to the other genders.

1.8

A reference to a statute, statutory provision or subordinated legislation is a reference to it as it is in force from time to time, taking account of any amendment or re-enactment provided that, as between the parties, no such amendment or re-enactment shall apply for the purposes of this agreement to the extent that it would impose any new or extended obligation, liability or restriction on, or otherwise adversely affect the rights of, any party.

1.9

Any reference to an English legal term for any action, remedy, method of judicial proceeding, legal document, legal status or legal concept is, in respect of any jurisdiction other than England and Wales, deemed to include what most nearly approximates in that jurisdiction to the English legal term.

1.10

A reference to writing or written includes faxes but not e-mail.

1.11

Any obligation in this agreement on a person not to do something includes an obligation not to agree or allow that thing to be done.

1.12

Documents in agreed form are documents in the form agreed by the parties and initialled by or on behalf of them for identification.

1.13

A reference to a document is a reference to that document as varied or novated (in each case, other than in breach of this agreement) at any time.

1.14

Any phrase introduced by the terms including, include, in particular or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

1.15

References to clauses and schedules are to the clauses and schedules of this agreement; references to paragraphs are to paragraphs of the relevant schedule.

1.16

References to times of day are to that time in London, England and references to a day are to a period of 24 hours running from midnight.

1.17

Unless the context otherwise requires, words and expressions defined in the Articles shall have the same meaning when used in this agreement.

2.

Subscription

2.1

Subject to clause 3, 4R applies for the allotment and issue to it of 42,500 Ordinary Shares for an aggregate subscription price of £400,000, payment for which shall be made in accordance with clause 3.2.2.

2.2

Completion of the Subscription shall take place on the Completion Date.

2.3

Each of BCS, Elettra and the Company warrants to 4R that, on the date of this agreement and on the Completion Date, the Company shall, subject to passing the Resolutions, be entitled to allot the Subscription Shares to 4R on the terms of this agreement, without the consent of any other person.

2.4

Each party warrants to each of the other parties that:

2.4.1

it has the power and authority to enter into and perform its obligations under this agreement;

2.4.2

when executed, its obligations under this agreement will be binding on it; and

2.4.3

execution and delivery of, and performance by it of its obligations under this agreement will not result in any breach of applicable law.

2.5

Each of BCS and Elettra agrees to vote in favour of the Resolutions and irrevocably waives any pre-emption rights that it or its nominees may have under the Company’s articles of association or otherwise, so as to enable the issue of the Subscription Shares to proceed.

2.6

4R may direct that the Subscription Shares are issued and registered in the name of any nominee or custodian holding such shares on its behalf as bare nominee, subject to such nominee or custodian executing a Deed of Adherence.

2.7

BCS, Elettra, 4R and the Company agree and the Company undertakes that the subscription monies referred to in clause 2.1 shall be applied by the Company solely for the purposes of undertaking the business of the Company.

2.8

4R undertakes and warrants that, except in connection with any Share Option Plan or Share Option Plan (Subsidiaries), it will not (nor will any of the 4R Subsidiaries) subscribe for additional Ordinary Shares in the Company without the prior written approval of BCS.

2.9

4R undertakes and warrants that, except in connection with any Share Option Plan or Share Option Plan (Subsidiaries), it will not (nor will any of the 4R Subsidiaries) provide additional capital or finance (in whatsoever form) to the Company or any Group Company without the Minority Shareholders first being offered the opportunity to participate on identical terms in a proportion equal to their respective shareholding in the Company.

3.

Completion

3.1

Completion of the Subscription shall, subject to the satisfaction or waiver by 4R of the Conditions on or before Completion, take place at the offices of 4R’s Solicitors on the Completion Date (or at such other time and place as BCS, Elettra and 4R shall agree) when the events set out in clause 3.2 below shall take place in such order as 4R may require.

3.2

The following events shall occur on Completion:

3.2.1

4R shall subscribe for all of the Loan Notes;

3.2.2

4R shall pay the Company £3,000,000 by electronic transfer to the BCS’s Solicitors’ bank account at Barclays Bank plc Sort Code: 20-91-79 Account No: 70121282. Payment made in accordance with this clause 3.2.2 shall constitute a good discharge for 4R of its obligations to pay the subscription price for the Subscription Shares and the Loan Notes;

3.2.3

a meeting of the Board shall be held at which the Company shall approve the Resolutions for circulation to the Shareholders and, subject to the Resolutions being passed:

3.2.3.1

issue and allot the Subscription Shares credited as fully paid to 4R (or such person as it shall direct) and enter its or such person’s name in the register of members in respect of them;

3.2.3.2

execute and deliver to 4R a share certificate in respect of the Subscription Shares;

3.2.3.3

procure that TopFinCo executes, and deliver to 4R duly executed by TopFinCo, the Loan Note Instrument and a loan note certificate in respect of the Loan Notes; and

3.2.3.4

pass any other resolutions required to carry out the Company’s obligations under this agreement;

3.2.4

BCS and Elettra shall pass the Resolutions;

3.2.5

BCS shall deliver to 4R the Guarantee and Debenture duly executed by all of the Group Companies, excluding OpCo; and

3.2.6

the Company Secretary shall be instructed to file all appropriate resolutions and forms with the Registrar of Companies within the time limits prescribed for filing each of them.

3.3

Immediately following Completion the parties shall procure (to the extent that they are able) that OpCo shall duly execute the Guarantee and Debenture.

4.

Warranties

4.1

Subject to clause 4.8, the Warrantors jointly and severally warrant to 4R that each and every warranty set out in Schedule 4 is, at the date of this agreement, and will be, at the Completion Date, true, accurate and not misleading.

4.2

Each Warranty is a separate and independent warranty, and, save as otherwise expressly provided, no Warranty shall be limited by reference to any other Warranty or by the other terms of this agreement.

4.3

4R’s rights and remedies in respect of any breach of any of the Warranties shall not be affected by:

4.3.1

Completion; or

4.3.2

any other event or matter whatsoever which otherwise might have affected such rights and remedies except a specific and duly authorised written waiver or release.

4.4

4R may claim in respect of any breach of the Warranties, either against the Company or BCS and/or partly against the Company and partly against BCS. In the case of a claim against the Company or BCS, no counterclaim or right of contribution or indemnity shall lie against the other.

4.5

The Warranties shall be deemed to be repeated at Completion. The Company and BCS severally undertake to use all reasonable endeavours to procure that neither of them shall do or procure any act before Completion which would or might result in a breach of any of the Warranties.

4.6

Each of the Warrantors undertakes to disclose to 4R in writing any matter occurring prior to Completion which comes to its knowledge and which constitutes a breach of, or is inconsistent with, any of the Warranties.

4.7

If 4R becomes aware at, or before, Completion of any breach of any Warranty then, without prejudice to any other right which 4R may have,  4R shall have the right to:

4.7.1

rescind this agreement without liability to any of the other parties; or

4.7.2

proceed to Completion.

4.8

The provisions of clauses 4.8.1 and 4.8.2 below shall limit the liability of the Warrantors in relation to any claim under the Warranties:

4.8.1

the liability of the Warrantors for all claims under the Warranties when taken together shall not exceed £1,000,000; and

4.8.2

the Warrantors shall not be liable for a claim under the Warranties unless 4R has given the Warrantors notice of the claim, specifying (in reasonable detail) the nature of the claim and the amount claimed, within the period of one year beginning with the Completion Date.

4.9

Nothing in clause 4.8 applies to a claim under the Warranties that arises or is delayed as a result of dishonesty, fraud, wilful misconduct or wilful concealment by either of the Warrantors or any employee or officer (or former employee or officer), agent or adviser of either of the Warrantors.

4.10

Solely for the purposes of the Warranties, OpCo shall be deemed to be neither one of the Subsidiaries nor a Group Company such that the Warrantors shall not be giving any warranties in relation to OpCo.

5.

Share Option Plans

5.1

4R shall use its reasonable endeavours to procure (so far as it is able to do so) that, within 90 days of Completion, the Company shall adopt a Share Option Plan.

5.2

4R shall use its reasonable endeavours to procure (so far as it is able to do so) that, within 90 days of Completion, each of OpCo and IPCo shall adopt a Share Option Plan (Subsidiaries).

5.3

4R shall make available to the Company (from its own holding) up to 10,000 Ordinary Shares to enable the Company to allocate such shares to a Share Option Plan without the issuance of additional Ordinary Shares. Subject to clause 5.4, the allocation of ordinary shares in Subsidiaries to a Share Option Plan (Subsidiaries) shall be deemed to satisfy (fully or partially) the obligation of 4R under this clause 5.3.

5.4

For the purpose of clause 5.3:

5.4.1

the allotment by OpCo of each one percentage point of fully diluted capital in OpCo to the relevant Share Option Plan (Subsidiaries) shall be considered equivalent to the allocation of two hundred and fifty (250) Ordinary Shares to a Share Option Plan under clause 5.3; and

5.4.2

the allotment by IPCo of each one percentage point of fully diluted capital in IPCo to the relevant Share Option Plan (Subsidiaries) shall be considered equivalent to the allocation of two hundred and fifty (250) Ordinary Shares to a Share Option Plan under clause 5.3.

6.

The Board

6.1

The appointment, dismissal and conduct of the Board shall be regulated in accordance with this agreement and the Articles.

6.2

The maximum number of directors of the Board holding office at any one time shall be eight unless expressly agreed in advance by 4R.

6.3

The parties intend that meetings of the Board are convened and held at least once every three months.

6.4

For so long as it holds at least 5% or more of the ordinary share capital of the Company, BCS shall be entitled, by written notice to the Company at its registered office or a duly convened meeting of the Directors, to appoint one person approved by the Directors (such approval not to be unreasonably withheld or delayed) as a Director and, by like notice, to remove any Director appointed by it under this clause 6.4 and appoint another such person as a Director in his place.

6.5

A Nominee Director shall be deemed to have been automatically removed as a Director pursuant to clause 6.4 if BCS ceases to hold at least 5% of the ordinary share capital of the Company.

6.6

BCS shall fully and effectually indemnify and hold harmless the Company from and against any and all claims, proceedings, liability, cost, damage and expense which may be made or brought against or suffered or incurred by the Company in connection with any appointment or removal of a Nominee Director.

6.7

4R shall procure that no Group Company nor the Board nor any board of directors of any other Group Company shall take any decision or make any proposal in relation to any of the Reserved Matters without obtaining the prior written approval of BCS.

6.8

All transactions between 4R and the Group Companies in relation to the Finance Documents shall be conducted in good faith;

6.9

In exercising its rights under the Finance Documents, 4R shall:

6.9.1

act bona fides;

6.9.2

not artificially take advantage of a technical breach of the Finance Documents which has no material substance; and

6.9.3

act with commercial justification.

6.10

Each party shall do all things reasonably necessary and desirable to give effect to the spirit and intention of this agreement and the Finance Documents.

7.

Transfer Of Shares

7.1

Notwithstanding the Articles, each Shareholder undertakes to each of the other Shareholders that it shall not, and shall not agree to, create any Encumbrance over, transfer or otherwise dispose of the whole or any part of his interest in or grant any option over any Shares to any person except:

7.1.1

with the prior written consent of the other Shareholders; or

7.1.2

where required or permitted to do so by the Articles and/or this agreement.

7.2

Notwithstanding the provisions of clause 7.1 but without prejudice to clause 8.4, BCS shall be permitted to:

7.2.1

create any lien required pursuant to any Prime Brokerage Agreements (provided that BCS shall ensure that any such lien shall not impact the exercise of the Call Option or BCS’s compliance with clause 8.4); and

7.2.2

transfer any Shares to any other BlueCrest Fund and the provisions of clause 7.1 shall not apply to any such transfer.

7.3

No transfer of Shares shall be registered by the Board unless, if the transferee is not a party to this agreement and has not previously executed and delivered a Deed of Adherence, the transferee has executed and delivered to the Company a Deed of Adherence.

7.4

Except where Shares are allotted to satisfy the exercise of an option under the Share Option Plan, the Company shall not issue any Shares or other equity securities to any person, unless that person is a party to this agreement or has executed and delivered a Deed of Adherence.

7.5

With regard to Article 11 of the Articles, before giving a Drag Along Notice, the relevant Selling Shareholders shall first give a Transfer Notice to the Company in respect of their Shares (Offered Shares) in accordance with Article 8.2 of the Articles without specifying a Transfer Price.  If all of the Offered Shares are not purchased by those other Shareholders pursuant to the procedure in Article 8 of the Articles, Article 8.10 of the Articles shall not apply to any sale of Shares by the relevant Selling Shareholders under or pursuant to Article 11 of the Articles which is completed within six months following service of the relevant Allocation Notice and in respect of which the price per Share is at least 85% of the Fair Value per Offered Share determined by an Independent Expert pursuant to Article 9 of the Articles.

8.

Call Option

Grant Of The Call Option

8.1

In consideration of the payment of £1 by 4R to BCS (receipt of which is hereby acknowledged by BCS), BCS grants to 4R an option to purchase all of the Option Shares held by it on the terms of the Call Option set out in this clause 8.

8.2

In consideration of the payment of £1 by 4R to Elettra (receipt of which is hereby acknowledged by Elettra), Elettra grants to 4R an option to purchase all of the Option Shares held by it on the terms of the Call Option set out in this clause 8.

8.3

In consideration of 4R entering into this agreement and agreeing to the inclusion in it of clause 7.2.2, each BlueCrest Fund to which any Shares may from time to time be transferred and which has executed and delivered to the Company a Deed of Adherence (as required by clause 7.3) grants to 4R an option to purchase all of the Option Shares held by it on the terms of the Call Option set out in this clause 8.

8.4

The Option Shares shall be sold with full title guarantee free from all Encumbrances and with all rights attached to them at the date of Option Completion.

Call Option Period

8.5

The Call Option may be exercised at any time.

Exercise of Call Option

8.6

The Call Option shall be exercised only by 4R giving each Option Shareholder an Exercise Notice in accordance with the notice provisions of clause 19 which shall include:

8.6.1

the date on which the Exercise Notice is given;

8.6.2

a statement to the effect that 4R is exercising the Call Option;

8.6.3

a date, which is no less than five and no more than 15 Business Days after the date of the Exercise Notice, on which Option Completion is to take place; and

8.6.4

a signature by or on behalf of 4R.

8.7

The Call Option may be exercised only in respect of all of the Option Shares.

8.8

Once given, an Exercise Notice exercising the Call Option may not be revoked without the written consent of BCS.

Consideration

8.9

If the Call Option is exercised in accordance with this clause 8, the Consideration shall be satisfied in cash at Option Completion, and shall be calculated in accordance with clause 8.10.

8.10

The Consideration in respect of a sale of the Option Shares pursuant to the Call Option shall be:-

8.10.1

ten thousand pounds sterling (£10,000) per share or such other amount determined in accordance with clause 8.11; or

8.10.2

if lower and a disposal of the 4R group is or has been completed, or is in prospect and the Option Shares are purchased conditional upon completion of such disposal which 4R may (in its absolute discretion) require, an amount equal to the Fair Value (as defined in the Articles as if any reference to “Shares” were a reference to the Option Shares and any reference to a “Transfer Notice” were a reference to the relevant Exercise Notice) of the Option Shares (“Option Fair Value”).

8.11

The price referred to in clause 8.10.1 shall be adjusted appropriately to take account of any consolidation or sub-division of the equity share capital of the Company.

8.12

If clause 8.10.2 applies:

8.12.1

4R and the Option Shareholders shall each use their respective reasonable endeavours to agree between them in writing the Option Fair Value as soon as reasonably practicable and, in the absence of such agreement within 10 Business Days after the date of the Exercise Notice, the Board shall appoint an Independent Expert (as defined in the Articles) to determine the Option Fair Value, in which case Articles 9.2-9.4 (inclusive) of the Articles shall apply to such determination with any necessary changes;

8.12.2

and the disposal of the 4R group does not complete (whether because the prospective transaction is not completed, a condition is unsatisfied, or otherwise) then any exercise of the Call Option shall (subject to the return of any Consideration paid) be void but without prejudice to any further exercise of the Call Option.

Completion

8.13

Option Completion shall take place at the Company’s registered office on the date specified in the Exercise Notice or, if later, the date 10 Business Days after the date on which the Independent Expert determines the Option Fair Value pursuant to clause 8.12.1 or, in either case, such later date as 4R and the Option Shareholders may agree.

8.14

At Option Completion:-

8.14.1

4R shall pay or procure the payment of the Consideration to the Option Shareholders (as appropriate) by telegraphic transfer into an account nominated by the relevant Option Shareholder in writing prior to such transfer; and

8.14.2

each Option Shareholder shall deliver to 4R:-

8.14.2.1

a stock transfer form or stock transfer forms in respect of its Option Shares duly completed and executed in favour of 4R (or such other person(s) as it may direct);

8.14.2.2

share certificate(s) in respect of the Option Shares; and

8.14.2.3

a waiver of any applicable pre-emption rights, duly signed by (or on behalf of) all members of the Company.

8.15

If 4R has complied with its obligation to pay the Consideration in accordance with clause 8.14.1 and an Option Shareholder fails to comply with its obligations under clause 8.14.2, any director of the Company may give a good discharge for the Consideration on behalf of such Option Shareholder and may execute and deliver to 4R a transfer or transfers of the Option Shares on behalf of such Option Shareholder.  The Option Shareholders each hereby:

8.15.1

irrevocably and by way of security for its obligations under this agreement appoints any one director of the Company nominated in writing by 4R as its attorney following the exercise of the Call Option to execute, on the relevant Option Shareholder’s behalf, a transfer or transfers of the Option Shares in favour of 4R (or as it directs) and to execute such other documents and do all such other acts as may be necessary to transfer title to the Option Shares to 4R (or as it directs); and

8.15.2

authorises the directors of the Company to approve the registration of such transfer(s) and other documents.

Further Assurance

8.16

At all times after the date of this agreement, the parties shall, at their own expense, execute all such documents and do all such acts and things as may reasonably be required for the purpose of giving full effect to this agreement.

9.

Effect Of Ceasing To Hold Shares

9.1

A party shall cease to be a party to this agreement for the purpose of receiving benefits and enforcing its rights from the date that it ceases to hold (or beneficially own) any shares in the capital of the Company (but without prejudice to any benefits and rights enjoyed prior to such cessation).

9.2

BCS’s obligations under clause 4 and clause 10 shall survive a transfer of all or any shares by BCS.   Subject to that, when a party ceases to hold shares in the Company, it shall have no further obligation or liability under this agreement, but without prejudice to the due performance by it of all obligations up to the date of such cessation.

9.3

Elettra’s obligations under clause 10 shall survive a transfer of all or any shares by Elettra.   Subject to that, when a party ceases to hold shares in the Company, it shall have no further obligation or liability under this agreement, but without prejudice to the due performance by it of all obligations up to the date of such cessation.

10.

Confidentiality And Announcements

10.1

Except as provided elsewhere in this agreement, and excluding any information which is in the public domain (other than through the wrongful disclosure of any party), or which any party is required to disclose by law or by the rules of any regulatory body to which it or any member of its group is subject, each party agrees to keep secret and confidential and not to use, disclose or divulge to any third party (other than a party’s professional advisers):

10.1.1

any confidential information relating to any Group Company (including intellectual property rights, customer lists, reports, notes, memoranda and all other documentary records pertaining to the relevant Group Company or its business affairs, finances, suppliers, customers or contractual or other arrangements); or

10.1.2

any information relating to the negotiation, provisions or subject matter of this agreement (or any document referred to in it); or

10.1.3

in respect of BCS, Elettra and 4R, any information concerning any of the others or any member of its group.

10.2

Except in accordance with clauses 10.3 or 10.4 or with the prior written consent of the other parties, no party shall make any public announcement or issue a press release or respond to any enquiry from the press or other media that concerns or relates to this agreement or its subject matter (including, but not limited to, 4R’s investment in the Company) or any ancillary matter.

10.3

Notwithstanding clauses 10.1 and 10.2, any party may make or permit to be made an announcement concerning or relating to this agreement, its subject matter or any ancillary matter if and to the extent required by:

10.3.1

law; or

10.3.2

any securities exchange on which its or any member of its group’s securities are listed or traded; or

10.3.3

any regulatory or governmental or other authority with relevant powers to which it or any member of its group is subject or submits, whether or not the requirement has the force of law.

10.4

Notwithstanding clauses 10.1 and 10.2:

10.4.1

the Nominee Director shall be at liberty from time to time to make full disclosure to BCS and its directors, and professional advisors in relation to the business affairs and financial position of any Group Company as he reasonably thinks;

10.4.2

BCS shall be at liberty from time to time to make full disclosure to Elettra in relation to the business affairs and financial position of any Group Company as it reasonably thinks; and

10.4.3

BCS and Elettra shall both be at liberty from time to time to make full disclosure in relation to the business affairs and financial position of any Group Company to the extent that is necessary, to:

10.4.3.1

another company within the same group of companies as BCS or Elettra (as the case may be); or

10.4.3.2

any person who by whatever means has provided the funds utilised by BCS or Elettra (as the case may be);

10.4.3.3

the bankers or prospective bankers to BCS or Elettra (as the case may be); or

10.4.3.4

prospective acquirers (either by sale or transfer or a new subscription) of share capital of BCS or Elettra (as the case may be) or to their professional advisers,

provided always that the recipient of such information has entered into confidentiality obligations enforceable by BCS or Elettra (as the case may be) and no less onerous than those contained in clauses 10.1 and 10.2 as qualified by clause 10.3.

11.

Assignment

11.1

Subject to clauses 7.2 and 11.3, this agreement is personal to the parties and no party shall:

11.1.1

assign any of its rights under this agreement; or

11.1.2

transfer any of its obligations under this agreement; or

11.1.3

sub-contract or delegate any of its obligations under this agreement; or

11.1.4

charge or deal in any other manner with this agreement or any of its rights or obligations under it.

11.2

Any purported assignment, transfer, sub-contracting, delegation, charging or dealing in contravention of clause 11.1 shall be ineffective.

11.3

A Shareholder may assign the whole or part of any of its rights under this agreement to any Permitted Transferee to whom it has transferred Ordinary Shares.

12.

Third Party Rights

This agreement does not confer any rights on any person that is not a party to this agreement pursuant to the Contracts (Rights of Third Parties) Act 1999.

13.

Agreement Survives Completion

This agreement (other than the obligations that have already been performed) remains in full force after Completion.

14.

Shareholder Obligations And Status Of This Agreement

14.1

Each Shareholder shall exercise all voting rights and other powers of control available to it in relation to the Group Companies so as to procure (so far as is reasonably possible) that, at all times during the term of this agreement, the provisions of this agreement are promptly observed and given full force and effect according to its spirit and intention.

14.2

If, at any time, any provisions of the memorandum of association of the Company or the Articles conflict with any provision of this agreement, the provisions of this agreement shall prevail as between the Shareholders. In such circumstances, the Shareholders shall procure that such modifications as are necessary are made to the Articles and/or the Company’s memorandum of association.

15.

Severance

15.1

If any provision of this agreement (or part of a provision) is found by any court or administrative body of competent jurisdiction to be invalid, unenforceable or illegal, the other provisions shall remain in force.

15.2

If any invalid, unenforceable or illegal provision would be valid, enforceable or legal if some part of it were deleted or modified, that provision shall apply with whatever modification is necessary to give effect to the commercial intention of the parties.

16.

Variation

16.1

A variation of this agreement shall only be valid if it is in writing and signed by all of the parties.

16.2

Any waiver of any right under this agreement is only effective if it is in writing and signed by the waiving or consenting party and it applies only in the circumstances for which it is given, and shall not prevent the party who has given the waiver from subsequently relying on the provision it has waived.

16.3

Except as expressly stated, no failure to exercise or delay in exercising any right or remedy provided under this agreement or by law constitutes a waiver of such right or remedy or shall prevent any future exercise in whole or in part thereof.

16.4

No single or partial exercise of any right or remedy under this agreement shall preclude or restrict the further exercise of any such right or remedy.

16.5

Unless specifically provided otherwise, rights arising under this agreement are cumulative and do not exclude rights provided by law.

17.

Costs

All costs and expenses in connection with the negotiation, preparation, execution and performance of this agreement, and any documents referred to in it, shall be borne by the party that incurred the costs.

18.

Whole Agreement

18.1

This agreement and the documents referred to or incorporated in it or executed contemporaneously with it constitute the whole agreement between the parties relating to the subject matter of this agreement, and supersede any previous arrangement, understanding or agreement between them relating to the subject matter that they cover.

18.2

Nothing in this clause 18 operates to exclude or limit any liability for fraud.

19.

Notices

19.1

A notice given under this agreement:

19.1.1

shall be in writing;

19.1.2

shall be sent for the attention of the person, and to the address or fax number, given in this clause 19 (or such other address, fax number or person as the relevant party may notify to the other parties in accordance with this clause); and

19.1.3

shall be:

19.1.3.1

delivered personally; or

19.1.3.2

sent by fax; or

19.1.3.3

sent by pre-paid first-class post or recorded delivery; or

19.1.3.4

(if the notice is to be served by post outside the country from which it is sent) sent by airmail.

19.2

The addresses for service of notice are:

19.2.1

Company

Address: West Sleekburn, Bedlington, Northumberland NE22 7BT

Fax number: +44 (0) 1670 850571

For the attention of: Managing Director

19.2.2

4R

Address: Halifax House, Falcon Court, Westland Way, Stockton-On-Tees, TS18 3TS

For the attention of: Stephen Padgett

Fax number: +44 (0) 161 241 5365

19.2.3

BCS

Address: c/o 40 Grosvenor Place, London, SW1X 7AW, UK

For the attention of: General Counsel, BlueCrest Capital Management LLP,

Fax number: +44 (0) 20 3180 3003

Email: legal@bluecrestcapital.com

19.2.4

Elettra

Address: Via Antonio da Recanate, 2, Milan, 20124, Italy

For the attention of: Mr Gerhard Soekeland (Managing Director)

Fax number: 0039 02 66703818

19.3

A notice shall be deemed to have been received:

19.3.1

if delivered personally, at the time of delivery; or

19.3.2

in the case of fax, at the time of transmission; or

19.3.3

in the case of pre-paid first-class post or recorded delivery, 48 hours from the date of posting; or

19.3.4

in the case of airmail, five days from the date of posting; or

19.3.5

if deemed receipt under the previous paragraphs of this clause 19.3 is not within business hours (meaning 9.00 am to 5.00 pm Monday to Friday on a day that is a Business Day), when business next starts in the place of deemed receipt.

19.4

To prove service, it shall be sufficient to prove that the notice was transmitted by fax to the fax number of the party or, in the case of post, that the envelope containing the notice was properly addressed and posted.

20.

Accounting, Information and Dividends

20.1

The parties shall procure that each Group Company shall at all times maintain accurate and complete accounting and other financial records including all corporation tax computations and related documents and correspondence with HM Revenue & Customs in accordance with the requirements of all applicable laws and generally accepted accounting principles applicable in the United Kingdom or the USA (as determined by 4R).

20.2

BCS and its authorised representatives shall be allowed access at all reasonable times to examine the books, minutes, accounts and records of each Group Company and to discuss the Group’s affairs with its directors and senior management.

20.3

The parties shall procure that the Company shall supply BCS with:

20.3.1

a copy of each year's business plan;

20.3.2

a draft of the annual accounts of each Group Company prepared in accordance with the laws applicable in and the accounting standards, principles and practices generally accepted in the United Kingdom or the USA (as determined by 4R), as soon as reasonably practicable and in any event within 6 months of the end of the year to which the accounts relate; and

20.3.3

a copy of the audited accounts of each Group Company prepared in accordance with the laws applicable in and the accounting standards, principles and practices generally accepted in the United Kingdom or the USA (as determined by 4R), as soon as reasonably practicable and in any event within 9 months of the end of the year to which the audited accounts relate; and

20.3.4

monthly management accounts of each Group Company as soon as reasonably practicable and in any event within 28 days of the end of the month to which they relate (the first day being the first day of the following month) and those monthly management accounts shall include a profit and loss account, a balance sheet and a cashflow statement and such other information as BCS may reasonably require.

20.4

BCS shall be entitled to require each Group Company and 4R shall procure that each Group Company shall as soon as reasonably practicable comply with such a request, to provide any documents, information and correspondence necessary (at the cost of BCS) to enable BCS to comply with filing, elections, returns or any other requirements of HM Revenue & Customs or of any other revenue or tax authority.

20.5

The parties shall procure that the Company shall as soon as reasonably practicable supply Elettra with:

20.5.1

a copy of all notices of calling a meeting of the Board;

20.5.2

a copy of any board papers circulated for a meeting of the Board; and

20.5.3

a copy of all board minutes of the Company.

20.6

The Company shall not declare, pay or make any dividend or other distribution until the Loan Notes, and all accrued interest in respect of them, have been repaid in full in accordance with the Loan Note Instrument.

21.

Further Assurance

Without prejudice to clause 3, each party shall promptly execute and deliver all such documents, and do all such things, as the other parties may from time to time reasonably require for the purpose of giving full force and effect to the provisions of this agreement.

22.

Counterparts

This agreement may be executed in any number of counterparts, each of which is an original and which, when executed and delivered, shall be an original and which together shall have the same effect as if each party had executed and delivered the same document.

23.

No Partnership

Nothing in this agreement is intended to or shall be construed as establishing or implying a partnership of any kind between the parties.

24.

Governing Law And Jurisdiction

24.1

This agreement and any dispute or claim arising out of or in connection with it or its subject matter (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England.

24.2

The parties irrevocably agree that the courts of England shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this agreement or its subject matter (including non-contractual disputes or claims).

This agreement has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it

Schedule 1

Particulars of the Company

Registered number:	6831250
Status:	Private limited company
Registered office:	20-22 Bedford Row, London WC1R 4JS
Directors:	Ian Berry
Secretary:	None
Accounting reference date:	28th February
Loans:	None
Charges:	None
Auditors:	None appointed to date
Authorised share capital:	£1,000 (10,000 ordinary shares of £0.10 each)
Issued share capital:	7,500 ordinary shares of £0.10 each
Registered Shareholders	Shares held
BCS	6,875 ordinary shares of £0.10 each
Elettra	625 ordinary shares of £0.10 each

Schedule 2

Particulars of the Subsidiaries

Name:	BF Holdings SPV Limited
Registered number:	06827786
Status:	Private limited company
Registered office:	20-22 Bedford Row, London WC1R 4JS
Directors:	Ian Berry
Secretary:	None
Accounting reference date:	28th February
Loans:	None
Charges:	None
Bankers:	None
Auditors:	None appointed to date
Authorised share capital:	£1000 (1000 ordinary shares of £1.00 each)
Issued share capital:	100 shares of £1.00 each
Registered Shareholders	Shares held
BF Group Holdings Limited	100 ordinary shares

Name:	BF SPV Limited
Registered number:	06785584
Status:	Private limited company
Registered office:	20-22 Bedford Row, London WC1R 4JS
Directors:	Ian Berry
Secretary:	None
Accounting reference date:	31st January
Loans:	None
Charges:	None
Bankers:	None
Auditors:	None
Authorised share capital:	£1000 (1000 ordinary shares of £1.00 each)
Issued share capital:	1 share of £1.00 each
Registered Shareholders	Shares held
BF Group Holdings Limited	1 ordinary share

Name:	BF IP SPV Limited
Registered number:	06854770
Status:	Private limited company
Registered office:	20-22 Bedford Row, London WC1R 4JS
Directors:	Ian Berry
Secretary:	None
Accounting reference date:	31st March
Loans:	None
Charges:	None
Bankers:	None
Auditors:	None
Authorised share capital:	£1000 (1000 ordinary shares of £1.00 each)
Issued share capital:	1 shares of £1.00 each
Registered Shareholders	Shares held
BF Group Holdings Limited	1 ordinary share

Name:	BF Group Finance SPV Limited
Registered number:	06854366
Status:	Private limited company
Registered office:	20-22 Bedford Row, London WC1R 4JS
Directors:	Ian Berry
Secretary:	None
Accounting reference date:	31st March
Loans:	None
Charges:	None
Bankers:	None
Auditors:	None
Authorised share capital:	£1000 (1000 ordinary shares of £1.00 each)
Issued share capital:	1 shares of £1.00 each
Registered Shareholders	Shares held
BF Group Holdings Limited	1 ordinary share

Name:	BF Finance SPV Limited
Registered number:	06822249
Status:	Private limited company
Registered office:	20-22 Bedford Row, London WC1R 4JS
Directors:	Ian Berry
Secretary:	None
Accounting reference date:	28th February
Loans:	None
Charges:	None
Bankers:	None
Auditors:	None
Authorised share capital:	£1000 (1000 ordinary shares of £1.00 each)
Issued share capital:	1 share of £1.00 each
Registered Shareholders	Shares held
BF Holdings SPV Limited	1 ordinary share

Name:	Famenco Limited
Registered number:	06768259
Status:	Private limited company
Registered office:	St Ann’s Wharf, 112 Quayside, Newcastle-upon-Tyne, NE1 3DX
Directors:	Daniel John Cross Peter Leslie Smith
Secretary:	None
Accounting reference date:	31st December
Loans:	None
Charges:	None
Bankers:	None
Auditors:	None
Authorised share capital:	£100 (100 ordinary shares of £1.00 each)
Issued share capital:	2 shares of £1.00 each
Registered Shareholders	Shares held
BF Holdings SPV Limited	2 ordinary shares

Schedule 3

Conditions to Completion

1.1

The passing of Board resolutions in the agreed form, at a duly convened Board meeting.

1.2

The passing of resolutions of the Shareholders to:

1.2.1

adopt the Articles;

1.2.2

increase the authorised share capital of the Company from £1,000 to £5,000 by the creation of 40,000 Ordinary Shares;

1.2.3

waive pre-emption rights in respect of the allotment and issue of the Subscription Shares;

1.2.4

grant the Directors authority to allot the Subscription Shares; and

1.2.5

appoint Gary Hudson, Stephen Padgett, Martin Thorp, John Nangle and Toby Varney as Directors.

Schedule 4

Warranties

1.

Share Capital

1.1

BCS is the legal and beneficial owner of 6,875 Ordinary Shares, all of which are fully paid and which comprise the entire issued share capital of the Company.

1.2

Elettra is the legal and beneficial owner of 625 Ordinary Shares, all of which are fully paid and which comprise the entire issued share capital of the Company.

1.3

None of the share capital of the Company (whether issued or unissued) is under option or subject to any Encumbrance. No dividends or other rights or benefits have been declared, made or paid or agreed to be declared, made or paid thereon.

2.

Information Supplied

The information contained or referred to in the Recitals, Schedule 1 and Schedule 2 is true, complete and accurate and not misleading.

3.

Group Structure

3.1

Other than the Subsidiaries, the Company does not have any subsidiary companies, nor has it at any time been the holding company of any company or a member of or the beneficial owner of any shares, securities or any interest in any company or other person.

3.2

No person has the right (whether exercisable now or in the future and whether contingent or not) to call for the allotment, issue, sale, transfer or conversion of any shares or loan capital of the Company under option or any other agreement (including conversion rights and rights of pre-emption).

3.3

Neither the Company nor any of the Subsidiaries has, before the date of this agreement, traded or will, before Completion, trade.

3.4

No Group Company has entered into any transaction or incurred any obligation or liability except under the Sale and Purchase Agreement.

4.

Insolvency

4.1

No step has been taken to initiate any process by or under which:

4.1.1

the ability of the creditors of the Company, or any of the Subsidiaries, to take any action to enforce their debts is suspended, restricted or prevented; or

4.1.2

some or all of the creditors of the Company or of any of the Subsidiaries accept, by agreement or under a court order, an amount less than the sums owing to them in satisfaction of those sums with a view to preventing the dissolution of the Company or any of the Subsidiaries; or

4.1.3

a person is appointed to manage the affairs, business and assets of the Company, or any of the Subsidiaries, on behalf of the Company’s or any of the Subsidiaries’ creditors; or

4.1.4

the holder of a charge over the Company’s assets or over any of the Subsidiaries’ assets is appointed to control the business and assets of the Company or any of the Subsidiaries.

4.2

In relation to the Company and each of the Subsidiaries:

4.2.1

no administrator has been appointed;

4.2.2

no documents have been filed with the court for the appointment of an administrator; and

4.2.3

no notice of an intention to appoint an administrator has been given by the relevant company, its directors or by a qualifying floating charge holder (as defined in paragraph 14 of Schedule B1 to the Insolvency Act 1986).

4.3

No distress, execution or other process has been levied on an asset of the Company or any of the Subsidiaries.

Schedule 5

Deed of Adherence

THIS DEED is dated the [DATE] day of [DATE]

RECITALS:

(A)

This Deed is supplemental to a Subscription and Shareholders Agreement dated [DATE] April 2009 made between (1) BlueCrest Strategic Limited (2) Elettra Sviluppo S.R.L. (3) Four Rivers Bioenergy Inc. and (4) the Company (as defined below) (“Existing Parties”) relating to BF Group Holdings Limited (incorporated and registered in England and Wales with company number 6831250) (“Company”) (“Subscription and Shareholders Agreement”).

(B)

By a [transfer] [subscription for] shares in the capital of the Company dated [DATE], [[NAME] (“Transferor”) transferred to [NAME] (“New Shareholder”)] [[NAME] (“New Shareholder”) subscribed for] [NUMBER] [CLASS] shares of £[AMOUNT] each in the capital of the Company.

IT IS AGREED THAT:

1.

Words and expressions used in this Deed shall, unless the context expressly requires otherwise, have the meanings given to them in the Subscription and Shareholders Agreement.  The “Effective Date” means the date of this Deed.

2.

The New Shareholder confirms that it has been supplied with a copy of the Subscription and Shareholders Agreement and undertakes with each of the Existing Parties and each other person that has become party to the Subscription and Shareholders Agreement pursuant to a Deed of Adherence that, from the Effective Date:

2.1

if shares in the Company have been transferred to the New Shareholder, the New Shareholder shall observe, perform and be bound by the provisions of the Subscription and Shareholders Agreement that contain obligations on the Transferor as though the New Shareholder was an original party to the Subscription and Shareholders Agreement; or

2.2

if the New Shareholder has subscribed for shares in the Company, the New Shareholder shall observe, perform and be bound by the provisions of the Subscription and Shareholders Agreement that contain obligations on holders of Shares of the same class as those subscribed for by the New Shareholder as though the New Shareholder was an original party to the Subscription and Shareholders Agreement.

3.

Nothing in this Deed shall release the Transferor from any liability in respect of any obligations under the Subscription and Shareholders Agreement due to be performed prior to the Effective Date.

4.

This Deed shall be governed by, and construed in accordance with, the law of England and Wales.

5.

The parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim that arises out of, or in connection with, this Deed or its subject matter.

IN WITNESS of which this document has been signed as a deed and delivered on the date first above written

[EXECUTED as a DEED by [NAME] acting by:	) ) ) Director Director/Secretary]
[EXECUTED as a DEED by [NAME] in the presence of: Witness Signature: Witness Name: Witness Address: Witness Occupation:]	) ) )

Schedule 6

Reserved Matters

1. Varying in any respect the Company’s memorandum or Articles or the rights attaching to any of its shares.

2. Permitting the registration (upon subscription or transfer) of any person as a member of a Subsidiary other than the parties to this agreement and/or any Permitted Transferees, save that nothing in this paragraph shall prohibit the allotment of shares pursuant to any Share Option Plan or any Share Option Plan (Subsidiaries).

3. Except as specifically provided in this agreement (including without limitation pursuant to clause 2.8 or 2.9, any Share Option Plan or any Share Option Plan (Subsidiaries)), increasing the amount of any Group Company’s authorised or issued share capital, granting any option or other interest (in the form of convertible securities or in any other form) over or in a Group Company’s share capital, redeeming or purchasing any Group Company’s shares or effecting any other reorganisation of a Group Company’s share capital.

4. Except as specifically provided in this agreement (including without limitation pursuant to clause 2.8 or 2.9, any Share Option Plan or any Share Option Plan (Subsidiaries)), permitting any Group Company to issue any:

4.1

loan capital convertible into shares or which can or may require a Group Company to issue any share capital;

4.2

warrants in respect of shares;

4.3

options in respect of shares; or

4.4

instrument granting the right to require, or which can or may require, a Group Company to issue any share capital or entering into any commitment with any person with respect to the issue of any of the instruments referred to in paragraphs 4.1 – 4.4.

5. Passing any resolution for a Group Company’s winding up or presenting any petition for a Group Company’s administration save:

5.1

where that Group Company is unable to pay its debts as and when they fall due; or

5.2

for the purpose of a bona fide reconstruction or amalgamation without insolvency.

6. Changing the nature of a Group Company’s business or commencing any new business by a Group Company which:

6.1

is not connected to or related to:

6.1.2

renewable energy; or

6.1.3

the production of bio-diesel,

or ancillary to any of the businesses referred to in paragraphs 6.1.2 or 6.1.3;

6.2

involves the engagement in transactions with, or the provision of goods or services to, certain foreign countries, territories, entities and individuals listed on the Office of Foreign Assets Control (or any successor organisation) website.

7. Forming any Subsidiary.

8. Any Group Company entering into any arrangement, contract or transaction outside the normal course of its business or otherwise than on arm's length terms.

9. Granting any rights (by licence or otherwise) in or over any Intellectual Property owned or used by any Group Company except where:

9.1

the Shareholders are notified at least 5 Working Days in advance of the terms of the relevant arrangements being entered into; and

9.2

the relevant arrangements:

9.2.1

are on arm’s length terms;

9.2.2

are at the best price and commercial terms reasonably available;

9.2.3

will not materially adversely affect the financial performance of the Group;

9.2.4

are bona fide; and

9.2.5

do not materially inhibit any Group Company from carrying on its business as then carried on or as reasonably anticipated in the following 12 months.

10. Varying or amending in any respect the Finance Documents.

Signed as a deed by ………………………	)
a duly authorised director for and on behalf of BLUECREST STRATEGIC LIMITED in the presence of: Witness signature: Witness name: Witness address: Witness occupation:	) ) ) ) ) )
Signed as a deed by ………………………	)
a duly authorised director for and on behalf of ELETTRA SVILUPPO S.R.L. in the presence of: Witness signature: Witness name: Witness address: Witness occupation:	) ) )

Signed as a deed by ………………………	)
a duly authorised director for and on behalf of FOUR RIVERS BIOENERGY INC. in the presence of: Witness signature: Witness name: Witness address: Witness occupation:	) ) )
Signed as a deed by ………………………	)
a duly authorised director for and on behalf of BF GROUP HOLDINGS LIMITED in the presence of: Witness signature: Witness name: Witness address: Witness occupation:	) ) )